Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     Securities Purchase Agreement (this “Agreement”), dated as of August 9, 2010, among Columbia Laboratories, Inc., a Delaware corporation (“Buyer”) and the parties listed on Schedule I attached hereto (each a “Seller” and collectively, the “Sellers”).
     Each of the Sellers owns the shares of the Buyer’s common stock, $.01 par value per share (“Common Stock”) set forth next to such Seller’s name on Schedule I attached hereto (collectively, the “Shares”).
     The Sellers desire to sell and Buyer desires to purchase the Shares upon the terms and subject to the conditions set forth herein.
     The parties, intending to be legally bound, hereby agree as follows:
     1. Purchase and Sale of the Shares; Etc. Upon the terms and subject to the conditions of this Agreement, each Seller hereby sells, assigns and transfers to Buyer, and Buyer hereby purchases from each Seller, the Shares owned by such Seller, free and clear of any liens, charges, encumbrances, security interests, options, mortgages, liabilities, pledges, conditional sale agreements or other adverse claims (other than (x) those imposed by applicable securities laws, rules and regulations and (y) those arising as a result of Buyer being the acquirer thereof) (collectively, “Encumbrances”).
     2. Purchase Price and Deliveries.
     (a) The purchase price for the Shares is set forth on Schedule I hereto (the “Purchase Price”) and has been allocated among the Sellers as set forth thereon. Simultaneously with the execution and delivery of this Agreement, Buyer shall pay the Purchase Price to the Sellers by wire transfer of immediately available funds to the account(s) of the respective Seller set forth on Schedule II hereto.
     (b) Simultaneously with the execution and delivery of this Agreement, the Sellers shall initiate electronic delivery of the Shares through the Depository Trust Company (“DTC”) Deposit/Withdrawal at Custodian (“DWAC”) system to American Stock Transfer & Trust Company (the “Transfer Agent”), for the account of Buyer. Set forth on Schedule II next to each Seller’s name is the name and DTC participant number of the Seller’s prime broker who will deliver the Shares.
     3. Representations and Warranties of the Sellers. Each of the Sellers, in order to induce Buyer to enter into this Agreement, hereby represents and warrants to Buyer as to itself only as follows, which representations and warranties shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby:
     3.1 Organization; Authorization. Such Seller has been duly organized or formed and is validly existing and in good standing under the laws of the respective jurisdictions of its formation. Such Seller has the requisite power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of such Seller. This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.
     3.2 No Conflict. The execution and delivery of this Agreement by such Seller, the performance by such Seller of its respective obligations hereunder and the consummation of the transactions contemplated hereby do not (a) violate, contravene or breach the certificate of incorporation or by-laws or any other governing documents of such Seller; (b) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which such Seller is a party, or any of its property or assets are bound, or to which such Seller may be subject; or (c) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority applicable to such Seller. No consent of, approval of, or filing with, any person or entity (including any governmental entity) is required for such Seller to enter into this Agreement or consummate the transactions contemplated hereby (other than those that have been obtained or made or, if applicable, any filings with the SEC, which would be made as and when required). As of the date hereof, there are no pending legal proceedings against such Seller affecting the Shares or the right of such Seller to execute, deliver and perform its obligations under this Agreement.
     3.3 The Shares. Such Seller has good and valid title to its Shares as set forth on Schedule I. Such Shares are owned beneficially and of record by such Seller and are being sold to Buyer free and clear of any Encumbrances. Upon payment of the Purchase Price by Buyer to such Seller in accordance with this Agreement, good and valid title to the Shares will pass to Buyer free of any Encumbrances whatsoever.
     3.4 Broker. Other than the broker set forth on Schedule II next to the Seller’s name, to whom such Seller has agreed to pay a fee but no expenses (collectively, the “Sellers Broker Fee”) and Seller’s prime broker, such Seller has not retained or otherwise employed any broker or finder or, directly or indirectly, incurred any liability for any brokerage or finder’s fees or commissions or similar payments in connection with the transactions contemplated by this Agreement. Buyer shall have no liability for any payments in respect of the Sellers Broker Fee or to Seller’s prime broker.
     3.5 Knowledge; Etc.
          A. Such Seller is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended, with such knowledge and experience in financial and business matters as to be capable of evaluating the risks of ownership and sale of its Shares, and have carefully evaluated the same. Such Seller is able to bear the economic risks of the sale contemplated by this Agreement and is voluntarily assuming all risks associated with the sale of the Shares.
          B. SUCH SELLER HAS CONDUCTED ITS OWN INDEPENDENT FINANCIAL AND BUSINESS INVESTIGATION OF THE SHARES. SUCH SELLER REPRESENTS TO AND AGREES WITH BUYER THAT NEITHER BUYER NOR ANY OF ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS,

EMPLOYEES, AGENTS, TRUSTEES OR ADVISORS, HAVE ANY RESPONSIBILITY TO SUCH SELLER FOR THE COMPLETENESS OF INFORMATION OBTAINED BY SUCH SELLER FROM ANY SOURCE WITH RESPECT TO OR IN ANY WAY RELATING TO THE SHARES.
          C. SUCH SELLER ACKNOWLEDGES AND AGREES THAT IT HAS RELIED SOLELY ON ITS OWN KNOWLEDGE AND INVESTIGATION ABOUT BUYER, AND HAS NOT RELIED UPON ANY REPRESENTATIONS OF BUYER IN MAKING ITS DECISION TO SELL ITS SHARES, OTHER THAN THOSE SET FORTH IN SECTIONS 4.1 THROUGH 4.3 OF THIS AGREEMENT.
     3.6 No Other Representations and Warranties. Except as set forth in Sections 3.1 through 3.5 of this Agreement, the Sellers make no representations or warranties whether express or implied.
     4. Representations and Warranties of Buyer. Buyer, in order to induce the Sellers to sell the Shares, hereby represents and warrants to the Sellers as follows, which representations and warranties shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby:
     4.1 Organization; Authorization. Buyer has been duly organized or formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Buyer has the requisite power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation of the transactions by Buyer contemplated by this Agreement have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.
     4.2 No Conflict. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated by this Agreement do not: (a) violate, contravene or breach, the certificate of incorporation or by-laws or any other governing documents of Buyer; (b) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which Buyer is a party, or any of its property or assets are bound, or to which it may be subject; or (c) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority applicable to Buyer. No consent of, approval of, or filing with, any person or entity (including any governmental entity) is required for Buyer to enter into this Agreement or consummate the transactions contemplated hereby (other than those that have been obtained or made or, if applicable, any filings with the SEC, which would be made as and when required). As of the date hereof, there are no pending legal proceedings against Buyer affecting the right of Buyer to execute, deliver and perform its obligations under this Agreement.
     4.3 Broker. Other than The Benchmark Company, LLC, the fees (other than the Sellers Broker Fee) and expenses of which will be paid by Buyer, Buyer has not retained or otherwise employed any broker or finder or, directly or indirectly, incurred any liability for any brokerage or finder’s fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.
     4.4 Other Representations and Warranties. Except as set forth in Sections 4.1 through 4.3 hereof, Buyer makes no representations or warranties whether express or implied.
     5. Notice. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below, in the case of the Buyer or on Schedule II, in the case of any Seller (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

If to the Buyer:
Columbia Laboratories, Inc. 354 Eisenhower Parkway Livingston, New Jersey 07039 Attention: General Counsel

Telephone: (973) 486-8809 Telecopier: (973) 994-3001
     6. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     7. Further Assurances. The Sellers and Buyer shall take such actions and execute and deliver such documents as Buyer may reasonably request to effectuate the intent of this Agreement.
     8. Entire Agreement; Etc. This Agreement constitutes a complete statement of all agreements among the parties hereto with respect to its subject matter and supersedes all other arrangements and understandings between or among them with respect to its subject matter. The Buyer acknowledges that the confidentiality agreements entered into among Buyer and Perry Capital LLC prior to the date hereof have terminated. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. Neither Buyer nor the Sellers have made any representations or warranties except as expressly set forth in this Agreement. The right to any remedy based on the representations, warranties, covenants and other obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.
     9. Construction. To the extent that there is only one Seller listed on Schedule I hereto, each of the references hereunder to the “Sellers” shall be interpreted in the singular context to be the “Seller”.

     10. Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     11. Governing Law and Jurisdiction. This Agreement shall be construed and interpreted according to the laws of the State of New York. All legal actions or proceedings or disputes arising out of, relating to or concerning this Agreement shall be decided by the courts of the State of New York, the courts of the United States for the Southern District of New York. Buyer and each Seller hereby irrevocably consent to the jurisdiction of the courts referred to in the preceding sentence and irrevocably consents to service of process of any of the aforementioned courts in any action or proceeding anywhere in the world.
     12. Expenses. Buyer and each of the Sellers shall bear and pay their own respective expenses in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.
     13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.
     14. Publicity. The Buyer shall not publicly disclose the name of any Seller, without the prior written consent of such Seller, except to the extent disclosure of this Agreement or the transaction contemplated hereby are required by law, regulations or the rules of any securities exchange, in which case the Buyer shall provide the applicable Seller with prior notice of and the opportunity to comment on such disclosure.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COLUMBIA LABORATORIES, INC.

By:	/s/ Lawrence A. Gyenes

Name: Lawrence A. Gyenes
Title: SVP & CFO

PERRY PARTNERS INTERNATIONAL INC.

By:	Perry Corp., Investment Manager of Perry Partners International, Inc.

By:	/s/ Michael C. Neus

Name: Michael C. Neus
Title: General Counsel

PERRY PARTNERS, L.P.

By:	Perry Corp., General Partner of Perry Partners L.P.

By:	/s/ Michael C. Neus

Name: Michael C. Neus
Title: General Counsel

SCHEDULE I

Name	Cash Consideration	Shares
PERRY PARTNERS INTERNATIONAL INC.	$2,069,331.30	2,299,257
PERRY PARTNERS, L.P.	$930,665.70	1,034,073
PURCHASE PRICE:	$2,999,997.00